                                                           Exhibit No. EX-23.n.2

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*

WHEREAS,  Gartmore  Variable  Insurance  Trust, a Delaware  statutory trust (the
"Trust"),  is an open-end  management  investment  company  registered under the
Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have been  designated as the series and classes of the
Trust:

          Series                                                                                Classes

Gartmore GVIT Nationwide Fund                                    Class I, Class II, Class III, Class IV
   (formerly Gartmore GVIT Total Return Fund)
Gartmore GVIT Growth Fund                                                             Class I, Class IV
   (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund                               Class I, Class II, Class III, Class IV
   (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund                                    Class I, Class IV, Class V, Class ID
   (formerly Money Market Fund)
GVIT Small Company Fund                                          Class I, Class II, Class III, Class IV
   (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund                                                        Class I, Class IV
   (formerly J.P. Morgan NSAT Balanced Fund)
Van Kampen GVIT Comstock Value Fund                                         Class I, Class II, Class IV
   (formerly Federated NSAT Equity Income Fund
   and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund                                       Class I, Class II, Class III
   (formerly Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund                                                 Class I, Class III
   (formerly Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund                                               Class I, Class III
   (formerly MAS NSAT Multi Sector Bond Fund and
   MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund                                        Class I, Class II, Class III, Class IV
   (formerly Nationwide Small Cap Value Fund)
GVIT Mid Cap Index Fund                                          Class I, Class II, Class III, Class ID
   (formerly Dreyfus GVIT Mid Cap Index Fund and
   Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund                                                 Class I, Class II, Class III
   (formerly NSAT Small Cap Growth Fund)

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 2

Gartmore GVIT Mid Cap Growth Fund                                Class I, Class II, Class III, Class IV
   (formerly Strong NSAT Mid Cap Growth Fund
   and Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Global Technology and                              Class I, Class II, Class III, Class VI
   Communications Fund (formerly Gartmore NSAT
   Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund                        Class I, Class II, Class III, Class VI
   (formerly Gartmore NSAT Global Health Sciences
   Fund)
Gartmore GVIT Emerging Markets Fund                              Class I, Class II, Class III, Class VI
   (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund                                    Class I, Class II, Class III
   (formerly Gartmore NSAT International Growth Fund)
Gartmore GVIT Nationwide Leaders Fund                                      Class I, Class II, Class III
   (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT U.S. Growth Leaders Fund                                     Class I, Class II, Class III
   (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund                               Class I, Class II, Class III
Gartmore GVIT Global Utilities Fund                                        Class I, Class II, Class III
GVIT International Value Fund                          Class I, Class II, Class III, Class IV, Class VI
   (formerly Dreyfus International Value Fund)
GVIT S&P 500 Index Fund                                           Class I, Class II, Class IV, Class ID
Gartmore GVIT Developing Markets Fund                                                 Class I, Class II
Gartmore GVIT Investor Destinations Aggressive Fund                                  Class II, Class VI
Gartmore GVIT Investor Destinations Moderately
   Aggressive Fund                                                                   Class II, Class VI
Gartmore GVIT Investor Destinations Moderate Fund                                    Class II, Class VI
Gartmore GVIT Investor Destinations Conservative Fund                                Class II, Class VI
Gartmore GVIT Investor Destinations Moderately
   Conservative Fund                                                                 Class II, Class VI
American Funds GVIT Growth Fund                                                     Class II, Class VII
American Funds GVIT Global Growth Fund                                              Class II, Class VII
American Funds GVIT Asset Allocation Fund                                           Class II, Class VII
American Funds GVIT Bond Fund                                                       Class II, Class VII
American Funds GVIT Growth and Income Fund                                          Class II, Class VII
GVIT Bond Index Fund                                                      Class II, Class VII, Class ID
GVIT Small Cap Index Fund                                                 Class II, Class VII, Class ID
GVIT Enhanced Income Fund                                                 Class II, Class VII, Class ID
GVIT International Index Fund                       Class II, Class VI, Class VII, Class VIII, Class ID

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 3

_______________________
*    As most recently  approved at the December 7, 2006 Board Meeting to add the
     American Funds GVIT Growth and Income Fund.

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series except for (i) the GVIT Enhanced Income Fund and (ii) the
American Funds GVIT Growth Fund, the American Funds GVIT Global Growth Fund, the
American Funds GVIT Asset Allocation Fund, and the American Funds GVIT Bond Fund
(collectively, the "American Funds GVIT Funds");

WHEREAS, Gartmore Morley Capital Management,  Inc. ("GMCM") serves as investment adviser for the GVIT Enhanced Income Fund;

WHEREAS, Gartmore Distribution Services, Inc. ("GDSI") serves as underwriter and
Gartmore SA Capital  Trust  serves as fund  administrator  for the series of the
Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

     (1)  in the case of Class II and Class VI shares of the Funds,  fees of not more than 0.25% per annum of average net assets;

     (2)  in the case of Class VII  shares of the  Funds,  fees of not more than
          0.40% per annum of average net assets; and

     (3)  in the case of Class VIII shares of the GVIT International Index Fund, fees of not more than 0.40% per annum of average net assets.

WHEREAS,  redemption  fees will be charged  by Class III shares of the  Gartmore
GVIT  Nationwide  Fund,  Gartmore GVIT  Government Bond Fund, GVIT Small Company
Fund, Federated GVIT High

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 4

Income Bond Fund,  Van Kampen GVIT Multi Sector Bond Fund,  GVIT Small Cap Value
Fund, GVIT Mid Cap Index Fund, GVIT Small Cap Growth Fund, Gartmore GVIT Mid Cap
Growth Fund, Gartmore GVIT Global Technology & Communications Fund, Gartmore
GVIT Emerging Markets Fund,  Gartmore GVIT International  Growth Fund,  Gartmore
GVIT Global Health Sciences Fund, Gartmore GVIT U.S. Leaders Fund, Gartmore GVIT
U.S.  Growth  Leaders  Fund,  Gartmore GVIT Global  Financial  Services Fund and
Gartmore GVIT Global  Utilities Fund. These fees will be limited to a maximum of
2.00%, or the limit currently  required by the Securities  Exchange  Commission, and the  structure  of these  fees  will be  stated  in each  applicable  Fund's prospectus.

WHEREAS, redemption fees will be charged by Class VI shares of the Gartmore GVIT
Global  Technology  and  Communications  Fund,  GVIT  International  Index Fund,
Gartmore GVIT Global Health Sciences Fund,  Gartmore GVIT Emerging Markets Fund,
GVIT International  Value Fund, Gartmore GVIT Investor  Destinations  Aggressive
Fund, Gartmore GVIT Investor  Destinations  Moderately Aggressive Fund, Gartmore
GVIT Investor  Destinations  Moderate Fund, Gartmore GVIT Investor  Destinations
Conservative   Fund,   and  Gartmore  GVIT  Investor   Destinations   Moderately
Conservative  Fund.  These fees will be  limited  to a maximum of 2.00%,  or the limit  currently  required  by  the  Securities  Exchange  Commission,  and  the
structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS,  redemption  fees  will be  charged  by Class  VII  shares  of the GVIT
International  Index Fund.  These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission,  and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS,  the Trust has adopted an  Administrative  Services Plan  providing for fees of not more than  0.25% per annum of the  average  daily net  assets of the
Class I, Class II, Class III, Class VI, or Class VII shares of the Funds,  0.20%
of the average daily net assets of the Class IV shares of the Funds and 0.10% of the  average  daily  net  assets  of  the  Class  V  shares  of the  Funds.  The
Administrative Services Plan shall not apply to Class ID shares of the Funds;

WHEREAS, the Class IV shares of the Gartmore GVIT Nationwide Fund, Gartmore GVIT
Growth Fund,  Van Kampen GVIT  Comstock  Value Fund,  J.P.  Morgan GVIT Balanced
Fund,  GVIT  Small  Company  Fund,  GVIT  Small Cap Value  Fund,  Gartmore  GVIT
Government Bond Fund,  Gartmore GVIT Money Market Fund, GVIT International Value
Fund,  GVIT S&P 500 Index  Fund and the  Gartmore  GVIT Mid Cap  Growth  will be offered only through the variable  insurance  products issued by Nationwide Life
Insurance Company of America (formerly Provident Mutual Life Insurance Company),
Nationwide  Life  Insurance  & Annuity  Company of America  (formerly  Provident
Mutual

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 5

Life & Annuity  Company of  America)  and  National  Life  Insurance  Company of
Vermont which were available on or before April 28, 2003.

WHEREAS,  Class V shares of the Gartmore  GVIT Money Market Fund will be offered through  Corporate  Owned Life  Insurance  products  issued by  Nationwide  Life
Insurance Company and Nationwide Life and Annuity Insurance Company.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things,  such  investment  company adopts a written plan setting forth the separate  arrangements  and expense  allocation  of each class and any related conversion features or exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

     1.   Each class of shares of a series will represent  interests in the same portfolio of investments of such series of the Trust, and be identical in all  respects  to each other  class of that  series,  except as set forth below. The only differences  among the various classes of shares of the  series of the Trust  will  relate  solely  to:  (a)  different distribution  or service fee payments  associated  with any Rule 12b-1
          Plan for a particular  class of shares and any other costs relating to implementing  or amending such Plan (including  obtaining  shareholder approval of such Plan or any amendment  thereto),  which will be borne solely by shareholders of such class; and (b) different administrative service fees  associated  with any  Administrative  Services Plan; (c)
          different  Class  Expenses,  which will be  limited  to the  following expenses  as  determined  by  the  Trustees  to be  attributable  to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class;  (ii) printing and postage  expenses related to preparing and  distributing  materials  such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific  class;  (iii) Blue Sky  notification  and/or  filing  fees incurred by a class of shares;  (iv) SEC registration fees incurred by a class;  (v)  expenses of  administrative  personnel  and services as required  to  support  the  shareholders  of a  specific  class;  (vi)
          litigation  or other  legal  expenses  and  audit or other  accounting expenses relating solely to one class;  (vii) Trustee fees or expenses incurred  as a result of issues  relating  to one  class;  and  (viii)

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 6

          shareholder  meeting  costs that relate to a specific  class;  (d) the voting rights  related to any 12b-1 Plan affecting a specific class of shares or related to any other  matter  submitted to  shareholders  in which the  interests of a Class differ from the interests of any other
          Class; (e) conversion features; (f) exchange privileges; and (g) class
          names  or  designations.   Any  additional  incremental  expenses  not
          specifically  identified  above that are  subsequently  identified and determined  to be properly  applied to one class of shares of a series of the Trust  shall be so applied  upon  approval by a majority of the
          Trustees of the Trust,  including a majority of the  Trustees  who are not interested persons of the Trust.

     2.   Under the Multiple Class Distribution System,  certain expenses may be attributable  to the Trust,  but not to a  particular  series or class thereof.  All such expenses will be allocated  among series based upon the relative  aggregate  net assets of such series.  Expenses that are attributable  to a particular  series,  but not to a particular  class thereof,  and  income,  realized  gains  and  losses,  and  unrealized appreciation and depreciation will be allocated to each class based on its net asset  value  relative  to the net asset  value of the fund if such  series does not pay daily  dividends  and if the series does pay daily  dividends  on  the  basis  of the  settled  shares  method  (as described in Rule 18f-3(c)(iii).  Notwithstanding  the foregoing,  the principal  underwriter,  the  investment  adviser or other provider of services  to the  Trust  may  waive or  reimburse  the  expenses  of a specific  class or classes to the  extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

          A class of shares may be permitted to bear  expenses that are directly attributable  to such class  including:  (a) any  distribution/service fees  associated  with any Rule 12b-1 Plan for a particular  class and any  other  costs  relating  to  implementing  or  amending  such Plan
          (including  obtaining   shareholder  approval  of  such  plan  or  any
          amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to  implementing or amending such plan (including obtaining  shareholder approval of such plan or any amendment thereto)
          attributable to such class;  and (c) any Class Expenses  determined by the Trustees to be attributable to such class.

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                             Effective May 1, 2007*
                                     Page 7

     3.   To the  extent  exchanges  are  permitted,  shares of any class of the
          Trust will be  exchangeable  with  shares of the same class of another series of the Trust,  or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

     4.   Dividends  paid by a  series  of the  Trust  as to each  class  of its shares,  to the extent any dividends  are paid,  will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees,  and Class Expenses  allocated to a class will be borne exclusively by that class.

     5.   Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads,  will comply with Section 2830 of  the  Conduct  Rules  of the  National  Association  of  Securities
          Dealers, Inc.

     6.   The initial  adoption of, and all material  amendments,  to this 18f-3
          Plan must be  approved  by a majority  of the  members of the  Trust's
          Trustees,  including  a  majority  of the  Board  members  who are not interested persons of the Trust.

     7.   Prior to the initial adoption of, and any material amendments to, this
          18f-3 Plan, the Trust's  Trustees shall request and evaluate,  and any agreement  relating to a class  arrangement  shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.